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                                                                   EXHIBIT 3.2

                                     BYLAWS

                                       OF

                           SOUTHERN COMMUNITY BANCORP

                       ARTICLE I. MEETINGS OF SHAREHOLDERS

      SECTION 1. ANNUAL MEETING. The annual meeting of the Shareholders of this corporation shall be held at the time and place designated by the Board of Directors of the corporation. The annual meeting shall be held within four months after the close of the corporation's fiscal year. The annual meeting of Shareholders for any year shall be held no later than thirteen months after the last preceding annual meeting of Shareholders. Business transacted at the annual meeting shall include the election of Directors of the corporation.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the Shareholders shall be held when directed by the President or the Board of Directors, or when requested in writing by the holders of not less than ten percent of all the shares entitled to vote at the meeting. A meeting requested by Shareholders shall be called for a date not less than ten nor more than sixty days after the request is made, unless the Shareholders requesting the meeting designate a later date. The call for the meeting shall be issued by the Secretary, unless the Chief Executive Officer, the President, the Board of Directors, or the Shareholders requesting the meeting shall designate another person to do so.

         SECTION 3. PLACE. Meetings of Shareholders may be held within or without the State of Florida.

         SECTION 4. NOTICE. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten nor more than sixty days before the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary, or the Officer or persons calling the meeting to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

         SECTION 5. NOTICE OF ADJOURNED MEETINGS. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. if, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this section to each Shareholder of record on the new record date entitled to vote at such meeting.


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         SECTION 6. FIXING RECORD DATE. For the purpose of determining
Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other purpose, the Board of Directors shall fix in advance a date as the record date for any determination of Shareholders, such date in any case to be not more than sixty days and, in case of a meeting of Shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of Shareholders is to be taken. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

         SECTION 7. VOTING RECORD. The Officers or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number and class and series, if any, of shares held by each. The list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation, at the principal place of business of the corporation or at the office of the transfer agent or registrar of the corporation and any Shareholder shall be entitled to inspect the list at any time during the usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder at any time during the meeting.

         If the requirements of this section have not been substantially complied with, the meeting on demand of any Shareholder in person or by proxy, shall be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

         SECTION 8. SHAREHOLDER QUORUM AND VOTING. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

         If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the Shareholders unless otherwise provided by law.

         After a quorum has been established at a Shareholders' meeting, the subsequent withdrawal of Shareholders, so as to reduce the number of Shareholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

         SECTION 9. VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders.

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         Treasury shares, shares of stock of this corporation owned by another corporation the majority of the voting stock of which is owned or controlled by this corporation, and shares of stock of this corporation held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

         A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or his duly authorized attorney-in-fact.

         At each election for Directors every Shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected at that time and for whose election he has a right to vote.

         Shares standing in the name of another corporation, domestic or foreign, may be voted by the Officer, agent, or proxy designated by the Bylaws of the corporate Shareholder; or, in the absence of any applicable Bylaw, by such person as the Board of Directors of the corporate Shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the Bylaws or other instrument of the corporate Shareholder. In the absence of any such designation, or in case of conflicting designation by the corporate Shareholder, the Chairman of the Board, the President, any Vice President, the Secretary and the Treasurer of the corporate Shareholder shall be presumed to possess, in that order, authority to vote such shares.

         Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

         A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

         On and after the date on which a written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

         SECTION 10. PROXIES. Every Shareholder entitled to vote at a meeting of Shareholders or to express consent or dissent without a meeting or any Shareholder's duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy.

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         Every proxy must be signed by the Shareholder or his attorney-in-fact.
No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Shareholder executing it, except as otherwise provided by law.

         The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the Shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of Shareholders.

         If a proxy for the same shares confers authority upon two or more persons and does pot otherwise provide, a majority of them present at the meeting, or if only one is present then that one, may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

         If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.

         SECTION 11. VOTING TRUSTS. Any number of Shareholders of this corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, as provided by law. Where the counterpart of a voting trust agreement and the copy of the record of the holders of voting trust certificates has been deposited with the corporation as provided by law, such documents shall be subject to the same right of examination by a Shareholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation, and such counterpart and such copy of such record shall be subject to examination by any holder of record of voting trust certificates either in person or by agent or attorney, at any reasonable time for any proper purpose.

         SECTION 12. SHAREHOLDERS' AGREEMENTS. Two or more Shareholders of this corporation may enter into an agreement or agreements providing for the exercise of voting rights in the manner provided in the agreement(s) or relating to any phase of the affairs of the corporation as provided by law. Nothing therein shall impair the right of this corporation to treat the Shareholders of record as entitled to vote the shares standing in their names.

         SECTION 13. ACTION WITHOUT A MEETING. Any action required to be taken at any annual or special meeting of Shareholders of the corporation or any action which may be taken at any annual or special meeting of Shareholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class entitled to vote as a class thereon and of the total shares entitled to vote thereon.

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         Within 10 days after first obtaining such authorization by written consent, notice must be given to those Shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation, or sale or exchange of assets for which dissenters rights are provided, the notice shall contain a clear statement of the right of Shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with the Florida Statutes provision concerning dissenters rights of Shareholders.

                              ARTICLE II. DIRECTORS

         SECTION 1. FUNCTION. All corporate powers shall be exercised by or under the authority of, and the business and affairs of a corporation shall be managed under the direction of, the Board of Directors.

         SECTION 2. QUALIFICATION. Directors need not be residents of this state or Shareholders of this corporation.

         SECTION 3. COMPENSATION. The Board of Directors shall have authority to fix the compensation of Directors.

         SECTION 4. DUTIES OF DIRECTORS. A Director shall perform his duties as a Director, including his duties as a member of any committee of the Board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

         In performing his duties, a Director shall be entitled to rely on information, opinions, reports or statements, including financial. statements and other financial data, in each case prepared or presented by:

                  (a) one or more Officers or employees of the corporation whom the Director reasonably believes to be reliable and competent in the matters presented,

                  (b) counsel, public accountants or other persons as to matters which the Director reasonably believes to be within such person's professional or expert competence, or

                  (c) a committee of the Board upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or the Bylaws, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence.

         A Director shall not be considered to be acting in good faith if he has actual knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.

         A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a Director of the corporation.

         SECTION 5. PRESUMPTION OF ASSENT. A Director of the corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have

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assented to the action taken unless he votes against such action or abstains f rom voting in respect thereto because of an asserted conflict of interest.

         SECTION 6. NUMBER. This corporation shall initially have nine (9) Directors. The number of Directors may be increased or decreased from time to time by amendment to these Bylaws, but no decrease shall have the effect of shortening the terms of any incumbent Director.

         SECTION 7. ELECTION AND TERM. Each person named in the Articles of Incorporation as a member of the initial Board of Directors shall hold office until the first annual meeting of Shareholders, and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

         At the first annual meeting of Shareholders and at each annual meeting thereafter the Shareholders shall elect Directors to hold office until the next succeeding annual meeting. Each Director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

         SECTION 8. VACANCIES. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall hold office only until the next election of Directors by the Shareholders.

         SECTION 9. REMOVAL OF DIRECTORS. At a meeting of Shareholders called expressly for that purpose, any Director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors.

         SECTION 10. QUORUM AND VOTING. A majority of the number of Directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 11. DIRECTOR CONFLICTS OF INTEREST. No contract or other transaction between this corporation and one or more of its Directors or any other corporation, firm, association or entity in which one or more of the Directors are Directors or Officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such Director or Directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:

                  (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested Directors; or

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                  (b) the fact of such relationship or interest is disclosed or known to the Shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

                  (c) the contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the Board, a committee or the Shareholders.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

         SECTION 12. EXECUTIVE AND OTHER COMMITTEES. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution shall have and may exercise all the authority of the Board of Directors, except that no committee shall have the authority to:

                  (a) approve or recommend to Shareholders actions or proposals required by law to be approved by Shareholders;

                  (b) designate candidates for the office of Director, for purposes of proxy solicitation or otherwise;

                  (c) fill vacancies on the Board of Directors or any committee thereof;

                  (d) amend the Bylaws;

                  (e) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or

                  (f) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares, except that the Board of Directors" having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the Board of Directors, by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the rate or manner of payment of dividends, provisions for redemption, sinking fund, conversion, voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the Department of State.

         The Board of Directors, by resolution adopted in accordance with this section, may designate one or more Directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

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         SECTION 13. PLACE OF MEETINGS. Regular and special meetings by the
Board of Directors may be held within or without the State of Florida.

         SECTION 14. TIME, NOTICE AND CALL OF MEETINGS. Regular meetings of the Board of Directors shall be held without notice immediately following the annual meeting of Shareholders. Written notice of the time and place of special meetings of the Board of Directors shall be given to each Director by either personal delivery, telegram, telex or cable at least two days before the meeting or by notice mailed to the Director at least five days before the meeting.

         Notice of a meeting of the Board of Directors need not be given to any Director who signs a waiver of notice either before or after the meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a Director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

         Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         A majority of the Directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other Directors.

         Meetings of the Board of Directors may be called by the Chairman of the Board, by the President of the corporation, or by any two Directors.

         Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         SECTION 15. ACTION WITHOUT A MEETING. Any action required to be taken at a meeting of the Directors of a corporation, or any action which may be taken at a meeting of the Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the Directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or of the committee. Such consent shall have the same effect as a unanimous vote.

                              ARTICLE III. OFFICERS

         SECTION 1. OFFICERS. The Officers of this corporation shall consist of a Chairman of the Board, a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other Officers and Assistant Officers and agents as-may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person.

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         SECTION 2. DUTIES. The Officers of this corporation shall have the following duties:

         The Chairman of the Board shall be the Chief Executive Officer of the corporation and shall preside at all meetings of the Shareholders and Board of Directors at which he is present. Except where, by law, the signature of the President is required, the Chairman shall possess the same power as the President to sign all certificates, contracts, and other instruments of the corporation which may be authorized by the Board of Directors.

         The President shall have general authority over and responsibility for the management of the business and affairs of the corporation, subject to the direction of the Chairman of the Board and the Board of Directors.

         The Secretary shall have custody of, and maintain, all of the corporate records except the financial records; shall record the minutes of all meetings of the Shareholders and Board of Directors, send all notices of meetings out, and perform such other duties as may be prescribed by the Board of Directors, its Chairman or the President.

         The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of Shareholders and whenever else required by the Board of Directors, its Chairman or the President, and shall perform such other duties as may be prescribed by the Board of Directors, its Chairman or the President.

         SECTION 3. REMOVAL OF OFFICERS. Any Officer or agent elected or appointed by the Board of Directors may be removed by the Board, with or without cause, whenever in its judgment the best interests of the corporation will be served thereby.

         Any Officer or agent elected by the Shareholders may be removed only by vote of the Shareholders, unless the Shareholders shall have authorized the Directors to remove such officer or agent.

         Any vacancy, however occurring, in any office may be filled by the Board of Directors, unless the Bylaws shall have expressly reserved such power to the Shareholders.

         Removal of any Officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an Officer or agent shall not of itself create contract rights.

         SECTION 4. COMPENSATION. The compensation of the Chairman, the President, the Secretary, the Treasurer and such other Officers elected or appointed by the Board of Directors shall be fixed by the Board of Directors and may be changed from time to time by a majority vote of the Board. The fact that an Officer is also a Director shall not preclude such person from receiving compen sation as either a Director or Officer, nor shall it affect the validity of any resolution by the Board

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of Directors fixing such compensation. The Chairman and the President shall have authority to fix the salaries of all employees of the corporation other than Officers elected or appointed by the Board of Directors.

                         ARTICLE IV. STOCK CERTIFICATES

         SECTION 1. ISSUANCE. Every holder of shares in this corporation shall be entitled to have a certificate, representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

         SECTION 2. FORM. Certificates representing shares in this corporation shall be signed by the Chairman or the President or any Vice President and the Secretary or any Assistant Secretary and may be sealed with the seal of this corporation or a facsimile thereof. The signatures of the Chairman, the President or Vice President and the Secretary or Assistant Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or an employee of the corporation. In case any Officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such Officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such Officer at the date of its issuance.

         Every certificate representing shares which are restricted as to the sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the corporation will furnish to any Share holder upon request and without charge a full statement of, such restrictions.

         Each certificate representing shares shall state upon the face thereof: the name of the corporation; that the corporation is organized under the laws of this state; the name of the person or persons to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value.

         SECTION 3. TRANSFER OF STOCK. The corporation shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney.

         SECTION 4. LOST, STOLEN, OR DESTROYED CERTIFICATES. The corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issue of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; and (c) satisfies any other reasonable requirements imposed by the corporation, including bond in such form as the corporation may direct, to indemnify the corporation, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction or theft of a certificate.

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                          ARTICLE V. BOOKS AND RECORDS

         SECTION 1. BOOKS AND RECORDS. This corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its Shareholders, Board of Directors and committees of Directors.

         This corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its Shareholders, giving the names and addresses of all Shareholders, and the number, class and series, if any, of the shares held by each.

         Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

         SECTION 2. SHAREHOLDERS' INSPECTION RIGHTS. Any person who shall have been a holder of record of one quarter of one percent (.25%) shares or of voting trust certificates therefor at least six months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent of the outstanding shares of any class or series of the corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose its relevant books and records of accounts, minutes and records of Shareholders and to make extracts therefrom.

         SECTION 3. FINANCIAL INFORMATION. Not later than four months after the close of each fiscal year, this corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the corporation during its fiscal year. This requirement may be modified by a resolution of the Shareholders not later than four months after the close of each fiscal year.

         Upon written request of any Shareholder or holder of voting trust certificates for shares of the corporation, the corporation shall mail to such Shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

         The balance sheets and profit and loss statements shall be filed in the registered office of the corporation in this state, shall be kept for at least five years, and shall be subject to inspection during business hours by any Shareholder or holder of voting trust certificates, in person or by agent.

                              ARTICLE VI. DIVIDENDS

         The Board of Directors of this corporation may, from time to time, declare and the corporation may pay dividends on its shares in cash, property or its own shares, except when the corporation is insolvent or when the payment thereof would render the corporation insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Articles of Incorporation, subject to the following provisions:

                  (a) Dividends in cash or property may be declared and paid, except as otherwise provided in this section, only out of the unreserved and unrestricted earned surplus of the corporation

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or out of capital surplus, howsoever arising, but each dividend paid out of capital surplus shall be identified as a distribution of capital surplus, and the amount per share paid from such surplus shall be disclosed to the Shareholders receiving the same concurrently with the distribution.

                  (b) Dividends may be declared and paid in the corporation's own treasury shares.

                  (c) Dividends may be declared and paid in the corporation's own authorized but unissued shares out of any unreserved and unrestricted surplus of the corporation upon the following conditions:

                           (1) If a dividend is payable in shares having a par
value, such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend.

                           (2) If a dividend is payable in shares without par
value, such shares shall be issued at such stated value as shall be fixed by the Board of Directors by resolution adopted at the time such dividend is declared, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect of such shares; and the amount per share so transferred to stated capital shall be disclosed to the Shareholders receiving such dividend concurrently with the payment thereof.

                  (d) No dividend payable in shares of any class shall be paid to the holders of shares of any other class unless the Articles of Incorporation so provide or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.

                  (e) A split-up or division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the corporation shall not be construed to be a share dividend within the meaning of this section.

                           ARTICLE VII. CORPORATE SEAL

         The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the following:

                           SOUTHERN COMMUNITY BANCORP
                                      1999

                                     Florida

                          ARTICLE VIII. INDEMNIFICATION

         SECTION 1. CERTAIN DEFINITIONS. For the purposes of this Section, certain terms and phrases used herein shall have the meanings set forth below:

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                  (a) The term "enterprise" shall include, but not be limited to, any employee benefit plan.

                  (b) An "executive" shall mean any person, including a volunteer, who is or was a director or officer of the Corporation or who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

                  (c) The term "expenses" shall include, but not be limited to, all costs and expenses (including attorneys' fees and paralegal expenses) paid or incurred by an executive, in, for or related to a proceeding or in connection with investigating, preparing to defend, defending, being a witness in or participating in a proceeding, including such costs and expenses incurred on appeal. Such attorneys' fees shall include, but not be limited to (a) attorneys' fees incurred by an executive in any and all judicial or administrative proceedings, including appellate proceedings, arising out of or related to a proceeding; (b) attorneys' fees incurred in order to interpret, analyze or evaluate that person's rights and remedies in a proceeding or under any contracts or obligations which are the subject of such proceeding; and (c) attorneys' fees to negotiate with counsel with any claimants, regardless of whether formal legal action is taken against him.

                  (d) The term "liability" shall include, but not be limited to, the obligation to pay a judgment, settlement, penalty or fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding.

                  (e) The term "proceeding" shall include, but not be limited to, any threatened, pending or completed action, suit or other type of proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, including, but not limited to, an action by or in the right of any corporation of any type or kind, domestic or foreign, or of any partnership, joint venture, trust, employee benefit plan or other enterprise, whether predicated on foreign, federal, state or local law, to which an executive is a party by reason of the fact that he is or was or has agreed to become a director or officer of the corporation or is now or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

                  (f) The phrase "serving at the request of the corporation" shall include, but not be limited to, any service as a director or officer of the corporation that imposes duties on such person, including duties related to an employee benefit plan and its participants or beneficiaries.

                  (g) The phrase "not opposed to the best interests of the corporation" describes the actions of a person who acts in good faith and in a manner which he reasonably believes to be in the best interests of the corporation or the participants and beneficiaries of an employee benefit plan.

         SECTION 2. PRIMARY INDEMNIFICATION. The corporation shall indemnify to the fullest extent permitted by law, and shall advance expenses therefor, to any executive who was or is a party to a proceeding against any liability incurred in such proceeding, including any appeal thereof, unless a court of competent jurisdiction establishes by judgment or other final adjudication that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the executive had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) a transaction from which the

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executive derived an improper personal benefit; (c) in a case of director, a circumstance under which the liability provisions of Section 607.0834; Florida Statutes, or any successor provision, are applicable; or (d) willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. Notwithstanding the failure to satisfy conditions (a) through (d) of this Section, the corporation shall nevertheless indemnify an executive pursuant to Sections 4 or 5 hereof unless a determination is reasonably and promptly made pursuant to Section 3 hereof that the executive did not meet the applicable standard of conduct set forth in Sections 4 or 5.

         SECTION 3. DETERMINATION OF RIGHT OF INDEMNIFICATION IN CERTAIN CASES. Any indemnification under Sections 4 or 5 hereof (unless ordered by a court) shall be made by the corporation unless a determination is reasonably and promptly made that the executive did not meet the applicable standard of conduct set forth in Sections 4 or 5. Such determination shall be made by: (a) the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding; (b) if such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding; (c) by independent counsel (i) selected by the Board of Directors prescribed in subparagraph (a) or the committee prescribed in subparagraph (b), or (ii) if a quorum of the directors cannot be obtained under subparagraph (a), and the committee cannot be designated under subparagraph (b), selected by majority vote of the full Board of Directors (in which directors who are parties may participate); or (d) by the shareholders by a majority vote of a quorum consisting of shareholders who are not parties to such proceeding, or if no such quorum is attainable, by a majority vote of the shareholders who were not parties to such proceeding. If the determination of the permissibility of indemnification is made by independent legal counsel as set forth in subparagraph (c) above, the other persons specified in this Section 3 shall evaluate the reasonableness of expenses.

         SECTION 4. PROCEEDING OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any executive who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) against liability in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

         SECTION 5. PROCEEDING BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any executive who was or is' a party to any proceeding by or in the right of the corporation to procure a judgment in its favor against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith and in manner which he reasonably believed to be in, or not opposed to, the best interests of the

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corporation, except that no indemnification shall be made under this Section 5 in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         SECTION 6. INDEMNIFICATION AGAINST EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Section, to the extent that an executive is successful on the merits or otherwise, including the dismissal of an action without prejudice or the settlement of an action without admission of liability, in defense of any proceeding or in defense of any claim, issue or matter therein, the corporation shall indemnify such executive against all expenses incurred in connection with such defense.

         SECTION 7. ADVANCEMENT OF EXPENSES. Notwithstanding anything in the corporation's articles of incorporation, these bylaws or any agreement to the contrary, if so requested by an executive, the corporation shall advance (within two business days of such request) any and all expenses relating to a proceeding (an "expense advance"), upon the receipt of a written undertaking by or on behalf of such person to repay such expense advance if a judgment or other final adjudication adverse to such person (as to which all rights of appeal have been exhausted or lapsed) establishes that he, with respect to such proceeding, is not eligible for indemnification under the provisions of this Section. Expenses incurred by other employees or agents of the corporation may be paid in advance upon such terms and conditions as the Board of Directors deems appropriate.

         SECTION 8. RIGHT OF EXECUTIVE TO INDEMNIFICATION UPON APPLICATION; PROCEDURES UPON APPLICATION. Any indemnification or advancement of expenses under this Section shall be made promptly upon the written request of the executive, unless, with respect to a request under Section 4 or 5, a determination is reasonably and promptly made under Section 3 that such executive did not meet the applicable standard of conduct set forth in Section 4 or 5. The right to indemnification or advances as granted by this Section shall be enforceable by the executive in any court of competent jurisdiction, if the claim is improperly denied, in whole or in part, or if no disposition of such claim is made promptly. The executive's expenses incurred in connection with successfully establishing his right to indemnification or advancement of expenses, in whole or in part, under this Section shall also be indemnified by the corporation.

         SECTION 9. COURT ORDERED INDEMNIFICATION. Notwithstanding the failure of the corporation to provide indemnification due to a failure to satisfy the conditions of Section 2, and despite any contrary determination by the corporation in the specific case under Sections 4 or 5, an executive of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction, and such court may order indemnification and advancement of expenses, including expenses incurred in seeking court ordered indemnification or advancement of expenses, if the court determines that:

                  (a) The executive is entitled to indemnification or advancement of expenses, or both, under this Section; or

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                  (b) The executive is fairly and reasonably ;entitled to
indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met any applicable standards of conduct set forth in this Section.

         SECTION 10. PARTIAL INDEMNITY, ETC. If an executive is entitled under any provisions of this Bylaw to indemnification by the corporation for some or a portion of the expenses, judgments, fines, penalties, excise taxes and amounts paid or to be paid in settlement of a proceeding, but not, however, for all of the total amount therefor, the corporation shall nevertheless indemnify such person for the portion thereof to which he is entitled. In connection with any determination by the Board of Directors or arbitration that an executive is not entitled to be indemnified hereunder, the burden shall be on the corporation to establish that he is not so entitled.

         SECTION 11. OTHER RIGHTS AND REMEDIES. Indemnification and advancement of expenses provided by this Section: (a) shall not be deemed exclusive of any other rights to which an executive seeking indemnification may be entitled under any statute, Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding such office; (b) shall continue as to a person who has ceased to be an executive; and (c) shall inure to the benefit of the heirs, executors and administrators of such a person. It is the intent of this Bylaw to provide the maximum indemnification possible under applicable law. To the extent applicable law or the articles of incorporation of the corporation, as in effect on the date hereof or at any time in the future, permit greater indemnification than is provided for in this Bylaw, the executive shall enjoy by this Bylaw the greater benefits so afforded by such law or provision of the articles of incorporation, and this bylaw and the exceptions to indemnification set forth herein, to the extent applicable, shall be deemed amended without any further action by the corporation to grant such greater benefits. All rights to indemnification under this Section shall be deemed to be provided by a contract between the corporation and the executive who serves in such capacity at any time while these Bylaws and other relevant provisions of the Florida Business Corporation Act and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

         SECTION 12. INSURANCE. By resolution passed by the Board of Directors, the corporation may purchase and maintain insurance on behalf of any person who is or was an executive against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Section.

         SECTION 13. CERTAIN REDUCTIONS IN INDEMNITY. The corporation's indemnification of any executive shall be reduced by any amounts which such person may collect as indemnification: (a) under any policy of insurance purchased and maintained on his behalf by the corporation, or (b) from any other corporation, partnership, joint venture, trust or other enterprise for whom the executive has served at the request of the corporation.

         SECTION 14. NOTIFICATION TO SHAREHOLDERS. If any expenses or other amounts are paid by way of indemnification other than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall, not later than the time

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of delivery to the shareholders of written notice of the next annual meeting of shareholders, unless such meeting is held within 3 months f rom the date of such payment, and, in any event, within 15 months from the date of such payment, deliver either personally or by mail to each shareholder of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

         SECTION 15. CONSTITUENT CORPORATIONS. For the purposes of this Section, references to the "corporation" shall include, in addition to any resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any executive of such a constituent corporation shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would if its separate existence had contained.

         SECTION 16. SAVINGS CLAUSE. If this Section or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each executive as to liability with respect to any proceeding, whether internal or external, including a grand jury proceeding or an action or suit brought by or in the right of the corporation, to the full extent permitted by any applicable portion of this Section that shall not have been invalidated, or by any applicable provision of Florida law.

         SECTION 17. EFFECTIVE DATE. The provisions of this Section shall be applicable to all proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after its adoption.

                              ARTICLE IX. AMENDMENT

         These Bylaws may be repealed or amended, and new Bylaws may be adopted, by either the Board of Directors or the Shareholders, but the Board of Directors may not amend or repeal any Bylaw adopted by Shareholders if the Shareholders specifically provide such Bylaw not subject to amendment or repeal by the Directors.

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